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2950 North Loop West, Suite 700
Houston, TX 77092		Press Release
Phone: (713) 685-8082	Fax: (713) 683-7841

NATCO Group Inc. Announces Second Quarter Results Record Segment Profit of $20.2 million Record EPS of $0.62 Reaffirms 2007 Guidance

NATCO Group Inc. (NYSE: NTG) today announced revenue for the second quarter 2007 of $140.7 million, an increase of 9% over second quarter 2006 revenue of $128.7 million. Net income available to common stockholders for the second quarter 2007 was $11.8 million, or $0.62 per diluted share, compared to net income available to common stockholders for the second quarter 2006 of $9.3 million, or $0.50 per diluted share.

Segment profit increased to $20.2 million for the second quarter 2007, up over 9% from $18.4 million for the second quarter 2006.

John U. Clarke, NATCO’s Chairman and CEO said, “We are pleased to progress our record of improving financial results. Each of the markets in which we operate remains active, while our focus on execution and risk management has improved our profitability and positions us well for further expansion, particularly in international markets. For the quarter, segment profit as a percent of revenue reached 14.3%. This performance bodes well for our successful growth of our global business as we look to leverage our engineering and project management infrastructure.”

For the year to date period ended June 30, 2007, the Company posted revenue of $268.1 million, up 9% over year to date 2006; segment profit of $35.7 million, up 9% over year-to-date 2006; and net income available to common stockholders in 2007, of $20.2 million, or $1.07 per diluted share, compared with a net income available to common stockholders of $16.7 million, or $0.91 per diluted share for year to date 2006.

Bookings for the second quarter 2007 were $121.4 million, down 25% from second quarter 2006 bookings of $160.9 million which included the $46.4 million Southeast Asia CO2 membrane project award.

For the second quarter 2007, the Oil & Water Technologies segment posted revenue of $95.2 million, in line with the second quarter 2006 revenue of $95.6 million. Segment profit increased $1.0 million to $9.2 million. The improved results included better execution of, and an improved margin profile on, built-to-order project business, as well as continued strength in our standard and traditional business in North America. Second quarter 2007 bookings for the segment were $80.7 million compared with $81.1 million for the second quarter 2006.

Revenue from the Gas Technologies segment was $20.6 million in the second quarter 2007, compared to $16.8 million in the second quarter 2006. Segment profit for the second quarter 2007 was $6.7 million compared with $7.6 million in the prior year period primarily as a result of revenue mix as the prior year’s period included a significant membrane replacement sale.

Bookings in the second quarter 2007 totaled $13.0 million, compared with $61.1 million in the second quarter 2006 which included the $46.4 million award of the Southeast Asia CO2 membrane project.

Revenue and segment profit contribution from the Automation & Controls segment in the second quarter 2007 increased 21% and 63% over the prior year’s comparable period to $26.4 million and $4.2 million, respectively. The improvement in revenue and earnings is primarily the result of increased contributions from a field services project in Kazakhstan.

Diluted weighted average shares outstanding of 19.6 million for the second quarter 2007 increased from 19.2 million in the second quarter of 2006 as a result of the impact of the Company’s stock options and restricted stock issued pursuant to the Company’s stock compensation plans.

Mr. Clarke concluded, “We remain very positive about the near and long-term outlook for all segments of our business. With our goal of international, technology driven growth in mind, we continue to make the investments and commitments to infrastructure, joint venture alliances and new product development necessary for our future success.”

The Company is reaffirming 2007 guidance with respect to segment profit of $76 to $82 million based upon revenue of approximately $560 to $580 million and earnings per diluted common share, excluding special items, of $2.30 to $2.50. For the third quarter 2007, the Company expects revenue of $145 to $155 million and segment profit of $20 to $22 million.

The Company will hold its quarterly earnings conference call on Thursday, August 2, 2007, 9:00 a.m., central time. Interested parties are directed to the investor relations page on the Company’s website for information on accessing the conference call or webcast.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for over 80 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward looking statements in this press release include, but are not limited to, revenue, earnings and segment profit guidance, discussions regarding markets and demand for our products. These statements may differ materially from actual future events or results. Further, bookings and backlog are not necessarily indicative of future results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

NATCO GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value data)	June 30,	December 31,
	2007	2006 (*)

	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$ 52,645	$ 35,238
Trade accounts receivable, less allowance for doubtful accounts of $1,648
and $1,183 as of June 30, 2007 and December 31, 2006, respectively	125,670	116,165
Inventories, net	47,745	42,451
Deferred income tax assets, net	6,749	5,353
Prepaid expenses and other current assets	5,016	5,075

Total current assets	237,825	204,282
Property, plant and equipment, net	37,420	34,603
Goodwill, net	81,546	80,893
Deferred income tax assets, net	1,338	1,203
Other assets, net	1,250	1,392

Total assets	$ 359,379	$ 322,373

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable and other	$ 49,368	$ 40,545
Accrued expenses	46,392	49,281
Customer advanced billings and payments	39,589	35,387
Income taxes payable	2,033	1,236

Total current liabilities	137,382	126,449
Long-term deferred tax liabilities	431	611
Postretirement benefits and other long-term liabilities	7,959	7,809

Total liabilities	145,772	134,869

Commitments and contingencies
Minority interest	313	337
Series B redeemable convertible preferred stock (aggregate redemption value of $15,000), $.01
par value; 15,000 shares authorized, issued and outstanding (net of issuance costs)	14,222	14,222
Stockholders' equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized (of which 500,000 are designated as Series A and 15,000 are designated as Series B); no shares issued and
outstanding (except Series B shares above)	-	-
Series A preferred stock, $.01 par value; 500,000 shares authorized; no shares
issued and outstanding	-	-
Common stock, $.01 par value; 50,000,000 shares authorized; 17,565,542 and 17,357,557 shares issued and outstanding as of June 30, 2007 and December 31, 2006,
respectively	176	174
Additional paid-in capital	117,464	113,340
Retained earnings	76,850	56,681
Treasury stock, no shares as of June 30, 2007 and December 31, 2006, respectively	-	-
Accumulated other comprehensive income	4,582	2,750

Total stockholders' equity	199,072	172,945

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$ 359,379	$ 322,373

*	Results for 2006 have been adjusted to reflect the adoption of the Financial Accounting Standards Board's Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.

NATCO GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006 (*)	2007	2006 (*)

Revenues:
Products	$109,090	$108,008	$211,125	$205,014
Services	31,604	20,699	56,998	41,460

Total revenues	$140,694	$128,707	$268,123	$246,474
Cost of goods sold and services:
Products	$82,284	$83,760	$160,101	$159,694
Services	17,823	9,806	31,340	20,272

Total costs of goods sold and services	$100,107	$93,566	$191,441	$179,966

Gross Profit	$40,587	$35,141	$76,682	$66,508
Selling, general and administrative expenses	20,488	16,709	40,866	33,704
Depreciation and amortization expense	1,501	1,418	2,891	2,865
Interest expense	37	727	180	1,431
Interest income	(621)	(55)	(962)	(119)
Minority interest	(85)	-	(24)	-
Losses of unconsolidated investment	22	-	108	-
Closure, severance and other	(227)	193	(227)	245
Other, net	735	628	1,291	229

Income before income taxes	$18,737	$15,521	$32,559	$28,153
Income tax provision	6,595	5,894	11,640	10,697

Net income	$12,142	$9,627	$20,919	$17,456
Preferred stock dividends	375	375	750	750

Net income available to common stockholders	$11,767	$9,252	$20,169	$16,706

Earnings per share
-Basic	$0.68	$0.55	$1.17	$1.00

-Diluted	$0.62	$0.50	$1.07	$0.91

Weighted average number of shares of common stock outstanding
-Basic	17,259	16,832	17,229	16,748

-Diluted	19,565	19,195	19,524	19,096

*	Results for 2006 have been adjusted to reflect the adoption of the Financial Accounting Standards Board's Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.

NATCO GROUP INC. AND SUBSIDIARIES
UNAUDITED SEGMENT INFORMATION
(in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,

	2007	2006 (*)	2007	2007	2006 (*)

Revenues:
Oil & Water Technologies	$ 95,158	$95,573	$89,243	$184,400	$180,641
Gas Technologies	20,595	16,779	16,137	36,732	29,481
Automation & Controls	26,431	21,817	23,070	49,502	42,689
Eliminations	(1,490)	(5,462)	(1,021)	(2,511)	(6,337)

Total revenues	$ 140,694	$128,707	$127,429	$268,123	$246,474

Gross profit:
Oil & Water Technologies	$ 25,102	$21,159	$23,006	$48,111	$40,380
Gas Technologies	8,826	9,091	8,368	17,193	16,645
Automation & Controls	6,659	4,891	4,720	11,378	9,483

Total gross profit	$ 40,587	$35,141	$36,094	$76,682	$66,508

Gross profit % of revenues:
Oil & Water Technologies	26.4%	22.1%	25.8%	26.1%	22.4%
Gas Technologies	42.9%	54.2%	51.9%	46.8%	56.5%
Automation & Controls	25.2%	22.4%	20.5%	23.0%	22.2%
Total gross profit % of revenues	28.8%	27.3%	28.3%	28.6%	27.0%

Operating expenses:
Oil & Water Technologies	$ 15,878	$12,907	$16,001	$31,882	$26,497
Gas Technologies	2,135	1,523	1,985	4,120	3,048
Automation & Controls	2,412	2,279	2,538	4,948	4,159

Total operating expenses	$ 20,425	$16,709	$20,524	$40,950	$33,704

Segment profit: (1)
Oil & Water Technologies	$ 9,224	$8,252	$7,005	$16,229	$13,883
Gas Technologies	6,691	7,568	6,383	13,073	13,597
Automation & Controls	4,247	2,612	2,182	6,430	5,324

Total segment profit	$ 20,162	$18,432	$15,570	$35,732	$32,804

Segment profit % of Revenues
Oil & Water Technologies	9.7%	8.6%	7.8%	8.8%	7.7%
Gas Technologies	32.5%	45.1%	39.6%	35.6%	46.1%
Automation & Controls	16.1%	12.0%	9.5%	13.0%	12.5%
Total segment profit % of Revenues	14.3%	14.3%	12.2%	13.3%	13.3%

Bookings:
Oil & Water Technologies	$ 80,673	$81,062	$86,815	$167,488	$193,877
Gas Technologies	12,958	61,057	20,956	33,914	81,593
Automation & Controls	27,766	18,764	26,079	53,845	39,758

Total bookings	$ 121,397	$160,883	$133,850	$255,247	$315,228

	As of June 30,		As of March 31,
Backlog:	2007	2006	2007

Oil & Water Technologies	$ 127,867	$167,017	$142,001
Gas Technologies	53,442	62,538	61,080
Automation & Controls	13,100	10,224	10,625

Total backlog	$ 194,409	$239,779	$213,706

*	Results for 2006 have been adjusted to reflect the adoption of the Financial Accounting Standards Board's Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.

(1) Total segment profit is a non-GAAP financial measure that can be reconciled to the unaudited Consolidated Income Statement as shown below. The Company believes that segment profit is one of the primary drivers and provides a more meaningful presentation for measuring the performance of the Company.

			(in thousands)
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,

	2007	2006 (*)	2007	2007	2006 (*)

Total segment profit:	$ 20,162	$18,432	$15,570	$35,732	$32,804
Depreciation and amortization	1,501	1,418	1,390	2,891	2,865
Interest expense	37	727	143	180	1,431
Interest income	(621)	(55)	(340)	(962)	(119)
Closure, severance and other	(227)	193	-	(227)	245
Other, net	735	628	555	1,291	229

Income before income taxes	$ 18,737	$15,521	$13,822	$32,559	$28,153
Income tax provision	6,595	5,894	5,045	11,640	10,697

Net income	$ 12,142	$9,627	$8,777	$20,919	$17,456
Preferred stock dividends	375	375	375	750	750

Net income available to common stockholders	$ 11,767	$9,252	$8,402	$20,169	$16,706

*	Results for 2006 have been adjusted to reflect the adoption of the Financial Accounting Standards Board's Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.